UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2010

(Exact name of registrant as specified in its charter)

Delaware	1-7724	39-0622040
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 80th Street, Kenosha, WI 53143

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (262) 656-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 7, 2010, Snap-on Incorporated (the “Company”) instituted the following management changes, effective immediately. Thomas J. Ward, previously Senior Vice President and President—Snap-on Tools Group, will continue as a Senior Vice President, and will now be the President of the Company’s current Diagnostics & Information Group as well as the Snap-on Equipment Division. Thomas L. Kassouf, previously Senior Vice President and President—Commercial Division, will continue as a Senior Vice President, and will now be the President of the Snap-on Tools Group. These changes are being made as part of the ongoing career development of these valued senior executives.

Forward-looking Statements

Statements in this Current Report on Form 8-K that are not historical facts, including statements (i) that include the words “expects,” “plans,” “targets,” “estimates,” “believes,” “anticipates,” or similar words that reference Snap-on or its management; (ii) specifically identified as forward-looking; or (iii) describing Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Snap-on cautions the reader that any statements that are forward-looking in nature and were developed by management in good faith and, accordingly, are subject to risks and uncertainties regarding Snap-on’s expected results that could cause (and in some cases have caused) actual results to differ materially from those described in any such statement. The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements. In particular, the changes in management inherently may impact Snap-on’s business and operations which could affect Snap-on’s results of operations and prospects. Other factors that may cause the Company’s actual results to differ materially from those contained in the forward-looking statements include those found in the Company’s reports filed with the Securities and Exchange Commission, including the information under the “Safe Harbor” and “Risk Factors” headings in its Annual Report on Form 10-K for the fiscal year ended January 2, 2010. Snap-on disclaims any responsibility to update any forward-looking statement provided in this Current Report on Form 8-K, except as required by law.

*     *     *     *     *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNAP-ON INCORPORATED

Date: April 9, 2010	By:	/s/ Irwin M. Shur
Irwin M. Shur
Vice President, General Counsel and Secretary